Exhibit 10.1

SIXTH AMENDMENT TO
SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

THIS SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of February 22, 2019 is by and between DHI Mortgage Company, Ltd., a Texas limited partnership (the “Seller”), the Buyers party to the Repurchase Agreement (defined below) (the “Buyers”), and U.S. Bank National Association, a national banking association, as administrative agent for the Buyers (the “Administrative Agent”).
RECITALS
A.    The Seller, the Buyers, and the Administrative Agent are parties to a Second Amended and Restated Master Repurchase Agreement dated as of February 27, 2015, a First Amendment to Second Amended and Restated Master Repurchase Agreement dated as of February 26, 2016, a Second Amendment to Second Amended and Restated Master Repurchase Agreement dated as of June 24, 2016, a Third Amendment to Second Amended and Restated Master Repurchase Agreement dated as of September 23, 2016, a Fourth Amendment to Second Amended and Restated Master Repurchase Agreement dated as of February 24, 2017, and a Fifth Amendment to Second Amended and Restated Master Repurchase Agreement dated as of February 23, 2018 (as amended, restated, or otherwise modified from time to time, the “Repurchase Agreement”).
B.    The parties hereto desire to amend the Repurchase Agreement as provided herein.
AGREEMENT
In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.
Section 2.Amendments.
2.1    Definitions. Section 1.2 of the Repurchase Agreement is amended by adding or amending and restating, as applicable, the following definitions thereto, to read in their entireties as follows:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“Code” means the Internal Revenue Code of 1986.
“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Equity Interests” means all shares, interests, participations, or other equivalents, however designated, of or in a corporation, a limited liability company, a general partnership, a limited liability partnership, or a limited partnership, whether or not voting, including but not limited to common stock, member interests, partnership interests, preferred stock, and warrants, rights, or options to purchase any of the foregoing; provided that Equity Interests shall not include any debt securities that are convertible or exchangeable for any of the foregoing Equity Interests prior to the conversion of such debt securities.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to an ERISA Plan (other than an event for which the 30-day notice period is waived); (b) the failure with respect to any ERISA Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any ERISA Plan; (d) the incurrence by the Seller or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any ERISA Plan; (e) the receipt by the Seller or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any ERISA Plan or to appoint a trustee to administer any ERISA Plan; (f) the incurrence by the Seller or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Seller or any of its ERISA Affiliates from any ERISA Plan or Multiemployer Plan; or (g) the receipt by the Seller or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Seller or any ERISA Affiliate of any notice, concerning the imposition upon the Seller or any of its ERISA Affiliates of withdrawal liability under Section 4201 of ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“LIBOR Margin” means 1.70%.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Termination Date” means the earlier of (i) February 21, 2020, and (ii) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

2.2    Divisions. Section 1 of the Repurchase Agreement is amended by adding a new Section 1.4 thereto, to read as follows:
1.4    Divisions. For all purposes under the Repurchase Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
2.3    ERISA. Section 15.2(q) of the Repurchase Agreement is amended and restated in its entirety as follows:
(q)    ERISA. Neither the Seller nor any ERISA Affiliate maintains any ERISA Plans and shall not adopt or agree to maintain or contribute to an ERISA Plan. The Seller and its ERISA Affiliates are not an employer under any Multiemployer Plan or any other Plan subject to Title IV of ERISA.
2.4    Beneficial Ownership Reporting. Section 16.5 of the Repurchase Agreement is amended by adding a new clause (i) thereto, to read as follows:
(i)    (i) Upon request of the Administrative Agent, a Beneficial Ownership Certification, and (ii) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
2.5    No Merger. Section 17.1 of the Repurchase Agreement is amended and restated in its entirety as follows:
17.1.    No Merger. The Seller shall not merge or consolidate with or into any Person (including, in each case, pursuant to a Delaware LLC Division), if immediately prior to any such merger or consolidation a Default or Event of Default exists or would occur as a result thereof, or if as a result of any such merger or consolidation a Change of Control would occur or the Seller is not the surviving entity.
2.6    Liquidations, Dispositions of Substantial Assets. Section 17.4 of the Repurchase Agreement is amended and restated in its entirety as follows:
17.4.    Liquidations, Dispositions of Substantial Assets. Except as expressly provided below in this Section 17.4, neither the Seller nor any Restricted Subsidiary shall dissolve or liquidate or sell, transfer, lease or otherwise dispose of (including, in each case, pursuant to a Delaware LLC Division, and whether in one transaction or a series of transactions) any material portion of its property or assets or business. Except as provided herein for the Purchased Loans, the Seller and the Restricted Subsidiaries may sell other Mortgage Loans and the right to service such other Mortgage Loans in the ordinary course of their business pursuant to other repurchase facilities or mortgage warehousing facilities allowed hereunder, any Restricted Subsidiary may sell its property, assets or business to the Seller or another Restricted Subsidiary, and any Restricted Subsidiary may liquidate or dissolve if at the time thereof and immediately thereafter, the Seller and the Restricted Subsidiaries are in compliance with all covenants set forth in the Repurchase Documents and no Default or Event of Default shall have occurred and be continuing.
2.7    ERISA Plans. Section 17.9 of the Repurchase Agreement is amended and restated to read in its entirety as follows:
17.9.    ERISA Plans. Neither the Seller nor any Restricted Subsidiary shall adopt or agree to maintain or contribute to an ERISA Plan. The Seller shall notify Administrative Agent and each Buyer, with reasonable promptness, in writing in the event an ERISA Affiliate adopts an ERISA Plan.

2.8    Events of Default. Section 18.1 of the Repurchase Agreement is amended by adding a new clause (n) thereto, to read as follows:
(n)    (i) The Seller or an ERISA Affiliate is subject to a lien in excess of $5,000,000 pursuant to Section 430(k) of the Code or Section 302(c) of ERISA or Title IV of ERISA, or (ii) an ERISA Event shall have occurred that, in the opinion of the Required Buyers, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in material liability. Notwithstanding Section 18.1(c), there shall not be an Event of Default arising from a representation and warranty under Section 15.2(q) with respect to an ERISA Plan of an ERISA Affiliate of the Seller unless such ERISA Plan could reasonably be expected to result in material liability to the Seller.
2.9    Certain ERISA Matters. Section 22 of the Repurchase Agreement is amended by adding a new Section 22.19 thereto, to read as follows:
22.19     Certain ERISA Matters.
(a)     Each Buyer (x) represents and warrants, as of the date such Person became a Buyer party hereto, to, and (y) covenants, from the date such Person became a Buyer party hereto to the date such Person ceases being a Buyer party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Seller or any Subsidiary, that at least one of the following is and will be true:
(i)     such Buyer is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Buyer’s entrance into, participation in, administration of and performance of the Transactions, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Buyer’s entrance into, participation in, administration of and performance of the Transactions, the Commitments and this Agreement,
(iii)    (A) such Buyer is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Buyer to enter into, participate in, administer and perform the Transactions, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Transactions, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Buyer, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Buyer’s entrance into, participation in, administration of and performance of the Transactions, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Buyer.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Buyer or (2) a Buyer has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Buyer further (x) represents and warrants, as of the date such Person became a Buyer party hereto, to, and (y) covenants, from the date such Person became a Buyer party hereto to the date such Person ceases being a Buyer party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Seller or any Subsidiary, that the Administrative Agent is not a fiduciary with respect to the assets of such Buyer involved in such Buyer’s entrance into, participation in, administration of and performance of the Transactions, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Repurchase Document or any documents related hereto or thereto).

2.10    Bail-In. The Repurchase Agreement is amended by adding a new Section 37 thereto, to read as follows:
37    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Repurchase Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Repurchase Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Repurchase Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
2.11    Schedules. Schedule AI and Schedule BC to the Repurchase Agreement are amended and restated to read in their entireties as set forth on Schedule AI and BC hereto, respectively. Schedule 15.2(q) to the Repurchase Agreement is amended and restated to read in its entirety as follows: “None.”
Section 3.Effectiveness. This Amendment shall become effective as of the date first above written upon the Seller’s fulfillment of the following conditions precedent:
3.1    The Administrative Agent shall have received (or be satisfied that it will receive by such deadline as the Administrative Agent shall specify) the following, all of which must be satisfactory in form and content to the Administrative Agent:
(a)this Amendment, duly executed by the Seller, the Buyers, and the Administrative Agent;
(b)an amended and restated Fee Letter, duly executed by the Seller and the Administrative Agent; and
(c)a certificate of the General Partner’s corporate secretary or assistant secretary or other authorized officer dated as of the date hereof as to (i) the incumbency of the officers of the Seller executing this Amendment and all other Repurchase Documents executed or to be executed by or on behalf of the Seller, (ii) the authenticity of their signatures, and specimens of their signatures shall be included in such certificate or set forth on an exhibit attached to it (the Administrative Agent, the Buyers and the Custodian shall be entitled to rely on that certificate until the Seller has furnished a new certificate to the Administrative Agent), (iii) resolutions of the General Partner’s board of directors, authorizing the execution, delivery and performance by the Seller of this Amendment and all other Repurchase Documents to be delivered by the Seller pursuant to this Amendment and (iv) copies of the Seller’s (1) limited partnership agreement, (2) certificate of limited partnership issued by the state of Texas, (3) articles of incorporation certified by the Secretary of State of the State of the General Partner, and (4) bylaws and all amendments, or certification that there have been no changes to such documents since a true and correct copy thereof was delivered to the Administrative Agent and that such documents are in full force and effect.

3.2    Payment to the Administrative Agent or the Custodian, as applicable, of all fees and expenses (including the disbursements and reasonable fees of the Administrative Agent’s attorneys) of the Administrative Agent and the Buyers payable by Seller pursuant to Section 9 of the Repurchase Agreement accrued and billed for to the date of the Seller’s execution and delivery of this Agreement.
Section 4.Miscellaneous.
4.1    Ratifications. This Amendment shall modify and supersede all terms and provisions set forth in the Repurchase Documents that are inconsistent with this Amendment, and the terms and provisions of the Repurchase Documents are ratified and confirmed and shall continue in full force and effect.
4.2    Seller Representations and Warranties. The Seller hereby represents and warrants that the representations and warranties set forth in Section 15 of the Repurchase Agreement are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof.
4.3    Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.
4.4    Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement shall refer to the Repurchase Agreement as amended and modified hereby.
4.5    Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applicable to the Repurchase Agreement.
4.6    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Seller, the Buyers, the Administrative Agent, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and, to the extent required by the Repurchase Agreement, the Buyers.
4.7    Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.
4.8    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
4.9    ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF the parties have caused this Amendment to be executed as of the date first set forth above.
DHI MORTGAGE COMPANY, LTD.,
as Seller and Servicer

By: DHI Mortgage Company GP, Inc.
Its General Partner

By: /s/ MARK C. WINTER
Name: Mark C. Winter
Title: Executive Vice President

Sixth Amendment to Second Amended and Restated Master Repurchase Agreement

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent and a Buyer

By: /s/ EDWIN D. JENKINS
Name: Edwin D. Jenkins
Title: Senior Vice President

Sixth Amendment to Second Amended and Restated Master Repurchase Agreement

ASSOCIATED BANK, N.A., as a Buyer

By: /s/ THOMAS J. CONNALLY
Name: Thomas J. Connally
Title: Senior Vice President

Sixth Amendment to Second Amended and Restated Master Repurchase Agreement

BRANCH BANKING & TRUST COMPANY, as a Buyer

By: /s/ SAMUEL W. BRYAN
Name: Samuel W. Bryan
Title: Senior Vice President

Sixth Amendment to Second Amended and Restated Master Repurchase Agreement

COMERICA BANK, as a Buyer

By: /s/ ART SHAFER
Name: Art Shafer
Title: Senior Vice President

Sixth Amendment to Second Amended and Restated Master Repurchase Agreement

TIAA, FSB, formerly known as EVERBANK, as a Buyer

By: /s/ E.R. MOORE
Name: E.R. Moore
Title: Vice President

Sixth Amendment to Second Amended and Restated Master Repurchase Agreement

BMO HARRIS BANK N.A., as a Buyer

By: /s/ ROBERT BOMBEN
Name: Robert Bomben
Title: Director

Sixth Amendment to Second Amended and Restated Master Repurchase Agreement

STERLING NATIONAL BANK, as a Buyer

By: /s/ EDDIE OTHMAN
Name: Eddie Othman
Title: Senior Vice President

Sixth Amendment to Second Amended and Restated Master Repurchase Agreement

SCHEDULE AI TO SIXTH AMENDMENT
TO SECOND AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT

SCHEDULE AI
TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

APPROVED INVESTORS*

Investor	S&P CP Rating	Moody’s CP Rating	Related Parent Company/Lead Bank	Product Approval
AIG Home Loan	N/A	N/A		Conforming
Bayview Financial	N/A	N/A	Bayview Asset Management	Conforming/Non-conforming
Charter Bank	N/A	N/A		Conforming
CitiMortgage, Inc.	A-1	P-1	Citibank, N.A.	Conforming/Non-conforming
Colonial Savings and Loan Association	N/A	N/A		Conforming
Correspondent Lending, a division of AIG Asset Management (U.S.), LLC	A-2	P-2	AIG	Conforming/Non-conforming
Credit Suisse Securities (USA) LLC	A-1	P-1	Credit Suisse AG	Conforming/Non-conforming
Empire Mortgage, Inc.	N/A	N/A		Conforming
Federal Home Loan Mortgage Corporation (FHLMC)	N/A	N/A		Conforming
Federal National Mortgage Assoc. (FNMA)	N/A	N/A		Conforming
First Tribal Lending	N/A	N/A		Conforming
Franklin Credit Management Group	N/A	N/A		Conforming
Freedom Mortgage	N/A	N/A		Conforming
Gateway Mortgage	N/A	N/A		Conforming
Government National Mortgage Assoc. (GNMA)	N/A	N/A		Conforming
Goldman, Sachs & Co.	A-1	P-1	Goldman Sachs Bank, USA	Conforming/Non-conforming
JPMorgan Chase Bank	A-1	P-1	JPMorgan Chase & Co.	Conforming/Non-conforming
JPMorgan Chase Bank NA	A-1	P-1	JPMorgan Chase Bank NA	Conforming/Non-conforming
Lakeview Loan Servicing	N/A	N/A		Conforming
Leader Financial Services	N/A	N/A		Conforming
Marsh Associates, Inc.	N/A	N/A		Conforming
Merrill Lynch Credit Corporation	N/A	N/A		Conforming
Morgan Stanley Mortgage Capital	A-1	P-1		Conforming/Non-conforming
PennyMac Mortgage Investment Trust	N/A	N/A		Conforming/Non-conforming
Planet Home Lending, LLC	N/A	N/A		Conforming
Redwood Trust	N/A	N/A		Conforming/Non-conforming

Sch. AI-1

Regions Bank	A-2	P-2		Conforming/Non-conforming
Residential Mortgage Solution	N/A	N/A		Conforming
SN Servicing Corporation	N/A	N/A		Conforming
Standard Mortgage Corporation	N/A	N/A		Conforming
State Home Mortgage	N/A	N/A		Conforming
Steel Mountain Capital, LLC	N/A	N/A		Conforming
TIAA FSB	A-1	P-1		Conforming/Non-conforming
UBS	A-1	P-1	UBS AG	Conforming/Non-conforming
US Bank Home Mortgage	A-1	P-1	U.S. Bancorp	Conforming/Non-conforming
Wells Fargo Bank, N.A.	A-1	P-1	Wells Fargo & Company	Conforming/Non-conforming
West Coast Servicing, Inc.	N/A	N/A		Conforming

Housing Agencies			Master Servicer
Alabama Housing Finance Authority	N/A	N/A		Conforming
California Housing Finance Agency	N/A	N/A		Conforming
Colorado Housing & Finance Authority	N/A	N/A		Conforming
Georgia Housing and Finance Authority	N/A	N/A		Conforming
Idaho Housing and Finance Authority	N/A	N/A		Conforming
Illinois Housing Development Authority	N/A	N/A	USBHM	Conforming
Minnesota Housing Finance Agency	N/A	N/A	USBHM	Conforming
New Mexico Finance Authority	N/A	N/A		Conforming
Nevada Housing Division	N/A	N/A	USBHM	Conforming
North Carolina Housing Finance	N/A	N/A		Conforming
Oregon Housing and Community Services	N/A	N/A		Conforming
South Carolina State Housing Finance	N/A	N/A	USBHM	Conforming
Tennessee Housing Development Agency	N/A	N/A		Conforming
Utah Housing Corporation	N/A	N/A		Conforming
Virginia Housing Development Authority	N/A	N/A		Conforming
Washington State Housing Finance Commission	N/A	N/A		Conforming

*All Affiliate and Subsidiary purchasers of each related parent company identified herein shall be an Approved Investor.

Sch. AI-2

SCHEDULE BC TO SIXTH AMENDMENT
TO SECOND AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT

SCHEDULE BC
TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

THE BUYERS' COMMITTED SUMS

Buyer
Except as provided in the below chart, Committed Sum for each period from and including the following dates in any calendar year to and including the following dates in any calendar year:

January 21 - March 21
April 23 - June 20
July 23 - December 19

Except as provided in the below chart, Committed Sum for each period from and including the following dates in any calendar year to and including the following dates in any calendar year:

March 22 - April 22
June 21 - July 22
December 20 - January 20

U.S. Bank National Association	$206,250,000	$249,218,750
Associated Bank, N.A.	$37,500,000	$45,312,500
Branch Banking & Trust Company	$105,000,000	$126,875,000
Comerica Bank	$105,000,000	$126,875,000
TIAA, FSB, f/k/a EverBank	$90,000,000	$108,750,000
BMO Harris Bank N.A.	$28,125,000	$33,984,375
Sterling National Bank	$28,125,000	$33,984,375
Maximum Aggregate Commitment	$600,000,000	$725,000,000

Buyer	Committed Sum for September 20, 2019 through and including November 5, 2019
U.S. Bank National Association	$275,000,000
Associated Bank, N.A.	$50,000,000
Branch Banking & Trust Company	$140,000,000
Comerica Bank	$140,000,000
TIAA, FSB, f/k/a EverBank	$120,000,000
BMO Harris Bank N.A.	$37,500,000
Sterling National Bank	$37,500,000
Maximum Aggregate Commitment	$800,000,000

Sch. BC